UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 8, 2006

Cholestech Corporation
(Exact name of registrant as specified in its charter)

California	000-20198	94-3065493

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3347 Investment Boulevard
Hayward, California 94545
(Address of principal executive offices, including zip code)
(510) 732-7200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
          On June 8, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Cholestech Corporation (“Cholestech”) approved the payment of cash bonuses to Cholestech’s executive officers based on the achievement of performance goals set forth in Cholestech’s Management Incentive Bonus Plan for fiscal year 2006, which was previously approved by the Committee. The bonus amounts to be paid to the individual executive officers were determined based on two financial performance objectives for Cholestech (earnings per share and sales revenue) and specific individual based performance targets. The specific bonus amounts to be paid to Cholestech’s executive officers for fiscal year 2006 are as follows:

Executive Officer	Title	Bonus Amount
Warren E. Pinckert II	President, Chief Executive Officer and Director	$227,550

John F. Glenn	Vice President of Finance, Chief Financial Officer and Secretary	$119,850

Barbara McAleer	Vice President of Quality and Regulatory Affairs	$98,719

Kenneth F. Miller	Vice President of Sales and Marketing	$146,484

Terry L. Wassmann	Vice President of Human Resources	$86,873

Donald P. Wood	Vice President of Operations	$138,900

Gregory Bennett	Vice President of Research and Development	$55,768
          In addition, on June 8, 2006, the Committee approved the terms of the 2007 Management Incentive Bonus Plan (the “2007 Plan”). The 2007 Plan applies to certain executive officers and key employees of Cholestech and sets forth certain financial performance objectives for Cholestech in fiscal year 2007 and variable bonus payments to participating executive officers and key employees for achievement of individual based performance targets.
          The funding of the 2007 Plan is dependent on Cholestech’s achievement of two financial performance objectives: earnings per share (which is weighted 70%) and sales revenues (which is weighted 30%). The bonus payout calculation is based on certain percentage achievements of such objectives by Cholestech weighted by certain percentage allocations for achievement of the respective earnings per share and sales revenues objectives. The maximum aggregate amount payable under the 2007 Plan is approximately $2.1 million.
          Individual payouts under the 2007 Plan for executive officers are based on the achievement of specific individual based performance targets. Under the terms of the 2007 Plan, the Committee approved defined performance measures for each of the executive officers named above.
          The bonus payout under the 2007 Plan will be calculated at the end of fiscal year 2007 and paid out in approximately June 2007 based on payroll cycles. Moreover, each of the executive officers named above must remain employed through the end of the fiscal year in order to be eligible for any bonus for the fiscal year.
          The 2007 Plan is effective for fiscal year 2007 and may be changed and modified at the discretion of the Committee and Board.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOLESTECH CORPORATION
By:	/s/ Warren E. Pinckert II
Warren E. Pinckert II
President and Chief Executive Officer

Date: August 3, 2006